Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Bryce Blair, Thomas J. Sargeant and Timothy J. Naughton as such person’s true and lawful attorney-in-fact and agent (each, an “Attorney-in-Fact”) with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign AvalonBay Communities, Inc.’s registration statement on Form S-3 relating to up to 250,000 shares of AvalonBay Communities, Inc.’s common stock, par value $.01 per share, that may be issued in the Rescission Offer (as hereinafter defined) and any and all amendments to such registration statement (including post-effective amendments and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. Further, if any Attorney-in-Fact determines that a registration statement on a form other than Form S-3 is necessary or appropriate to effect the Rescission Offer, such Attorney-in-Fact is further appointed as the undersigned’s attorney-in-fact and agent for the purpose of signing such other registration statement and all amendments thereto. As used herein, “Rescission Offer” refers to an offer to be made by AvalonBay Communities, Inc. to participants of the AvalonBay Communities, Inc. 1994 Stock Incentive Plan, as amended, who were issued shares of AvalonBay Communities, Inc. common stock, par value $.01 per share, in excess of the shares of such common stock previously registered by the Company on a registration statement on Form S-8.

Signature	Title	Date

/s/ Bryce Blair	Chairman of the Board and Chief Executive Officer	June 9, 2006
Bryce Blair	(Principal Executive Officer) and Director
/s/ Bruce A. Choate	Director	June 9, 2006
Bruce A. Choate
/s/ John J. Healy, Jr.	Director	June 9, 2006
John J. Healy, Jr.
/s/ Gilbert M. Meyer	Director	June 9, 2006
Gilbert M. Meyer
/s/ Timothy J. Naughton	President and Director	June 9, 2006
Timothy J. Naughton
/s/ Lance R. Primis	Director	June 9, 2006
Lance R. Primis
/s/ H. Jay Sarles	Director	June 9, 2006
H. Jay Sarles
/s/ Allan D. Schuster	Director	June 9, 2006
Allan D. Schuster

/s/ Amy P. Williams	Director	June 9, 2006
Amy P. Williams
/s/ Thomas J. Sargeant	Chief Financial Officer	June 9, 2006
Thomas J. Sargeant	(Principal Financial and Accounting Officer)